Exhibit 10.18

                                                                  EXECUTION COPY
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                                  CF ONE, INC.

                                   $10,000,000

                      7.95% Pay Through Notes due July 2001

                             NOTE PURCHASE AGREEMENT

                            Dated as of May 15, 1996

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                                 TABLE OF CONTENTS

SECTION                                                                PAGE

1.       AUTHORIZATION OF NOTES......................................... 1

2.       SALE AND PURCHASE OF NOTES..................................... 1

3.       CLOSING........................................................ 1

4.       CONDITIONS TO CLOSING.......................................... 2
         4.1.     Representations and Warranties........................ 2
         4.2.     Performance; No Default............................... 2
         4.3.     Compliance Certificates............................... 2
         4.4.     Opinions of Counsel................................... 3
         4.5.     Purchase Permitted By Applicable Law, etc............. 3
         4.6.     Collateral Pledge and Account Agreement............... 3
         4.7.     Payment of Special Counsel Fees....................... 4
         4.8.     Private Placement Number.............................. 4
         4.9.     Changes in Corporate Structure........................ 4
         4.10.    Proceedings and Documents............................. 4
         4.11.    Consents.............................................. 4
         4.12.    Rating................................................ 4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................. 5
         5.1.     Organization; Power and Authority..................... 5
         5.2.     Authorization, etc.................................... 5
         5.3.     Disclosure............................................ 5
         5.4.     Subsidiaries and Affiliates........................... 6
         5.5.     Financial Statements.................................. 6
         5.6.     Compliance with Laws, Other Instruments, etc.......... 6
         5.7.     Governmental Authorizations, etc...................... 6
         5.8.     Litigation; Observance of Agreements,

                  Statutes and Orders................................... 7
         5.9.     Taxes................................................. 7
         5.10.    Title to Property..................................... 7
         5.11.    Compliance with ERISA................................. 7
         5.12.    Private Offering by the Company....................... 9
         5.13.    Use of Proceeds; Margin Regulations................... 9
         5.14.    Existing Indebtedness; Future Liens................... 9
         5.15.    Status under Investment Company Act...................10
         5.16.    Certain Amendments....................................10

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6.       REPRESENTATIONS OF THE PURCHASER...............................10
         6.1.     Purchase for Investment...............................10
         6.2.     Source of Funds.......................................10
         6.3.     No Bankruptcy Petition................................11
         6.4.     Voting of Senior Certificates.........................12

7.       INFORMATION AS TO COMPANY......................................12
         7.1.      Financial and Business Information...................12
         7.2.      Officer's Certificate................................15
         7.3.      Inspection...........................................15

8.       PREPAYMENT OF THE NOTES........................................16
         8.1.      OPTIONAL PREPAYMENTS.................................16
         8.2.      Allocation of Partial Prepayments....................16
         8.3.      Maturity; Surrender, etc.............................17
         8.4.      Purchase of Notes....................................17
         8.5.      Make-Whole Amount....................................17

9.       INTEREST PAYMENTS..............................................19

10.      PRINCIPAL PAYMENTS.............................................19

11.      AFFIRMATIVE COVENANTS..........................................20
         11.1.  Compliance with Law.....................................20
         11.2.  Payment of Taxes and Claims.............................20
         11.3.  Corporate Existence, etc................................21
         11.4.  Separate Business.......................................21
         11.5.  Certain Consents........................................22

12.      NEGATIVE COVENANTS.............................................22
         12.1.  Transactions with Affiliates............................22
         12.2.  Merger, Consolidation, etc..............................22
         12.3.  Liens or Disposals......................................22
         12.4.  Restricted Payments.....................................23
         12.5.  Incurrence of Indebtedness..............................23
         12.6.  Modification of, and Rights under,

                      Certain Documents.................................23

13.      PTN EVENTS OF DEFAULT..........................................24

14.      REMEDIES ON DEFAULT, ETC.......................................26
         14.1.  Acceleration............................................26
         14.2.  Other Remedies..........................................26
         14.3.  Rescission..............................................27

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         14.4.  No Waivers or Election of Remedies,

                  Expenses, etc........................................ 27
         14.5.  Limited Recourse to the Company........................ 27

15.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES................. 28
         15.1.  Registration of Notes.................................. 28
         15.2.  Transfer and Exchange of Notes......................... 28
         15.3.  Replacement of Notes................................... 29

16.      PAYMENTS ON NOTES............................................. 30
         16.1.  Place of Payment....................................... 30
         16.2.  Home Office Payment.................................... 30

17.      EXPENSES, ETC................................................. 30
         17.1.  Transaction Expenses................................... 30
         17.2.  Survival............................................... 31

18.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

         ENTIRE AGREEMENT.............................................. 31

19.      AMENDMENT AND WAIVER.......................................... 32
         19.1.  Requirements........................................... 32
         19.2.  Solicitation of Holders of Notes....................... 32
         19.3.  Binding Effect, etc.................................... 33
         19.4.  Notes held by Company, etc............................. 33

20.      NOTICES....................................................... 33

21.      REPRODUCTION OF DOCUMENTS..................................... 34

22.      CONFIDENTIAL INFORMATION...................................... 34

23.      SUBSTITUTION OF PURCHASER..................................... 35

24.      MISCELLANEOUS................................................. 36
         24.1.  Successors and Assigns................................. 36
         24.2.  Payments Due on Non-Business Days...................... 36
         24.3.  Severability........................................... 36
         24.4.  Construction........................................... 36
         24.5.  Counterparts........................................... 36
         24.6.  Governing Law.......................................... 37

      SCHEDULE A                --   INFORMATION RELATING TO PURCHASERS

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      SCHEDULE B                --   DEFINED TERMS

      SCHEDULE 5.3              --   Disclosure Materials

      SCHEDULE 5.4              --   Affiliates, Officers and Directors of
                                       the Company

      SCHEDULE 5.5              --   Financial Statements

      SCHEDULE 5.13             --   Use of Proceeds

      SCHEDULE 5.14             --   Existing Indebtedness

      SCHEDULE 5.16             --   Certain Amendments

      EXHIBIT 1                 --   Form of Note

      EXHIBIT 4.4(a)            --   Form of Opinion of Special Counsel for
                                       the Company

      EXHIBIT 4.4(b)            --   Form of Opinion of Special Counsel
                                       for the Purchasers

      EXHIBIT 4.6               --   Form of Collateral Pledge and
                                       Account Agreement

      EXHIBIT 4.11              --   Form of Consent to Pledge

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                                  CF ONE, INC.

                      7.95% Pay Through Notes due July 2001

                                                              as of May 15, 1996

TO THE PURCHASER LISTED IN
  THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

                  CF ONE, INC., a Delaware corporation (the "Company"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

                  The Company will authorize the issue and sale of $10,000,000 aggregate principal amount of its 7.95% Pay Through Notes due July 2001 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 15 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

                  Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof.

3.       CLOSING.

                  The sale and purchase of the Notes to be purchased by you shall occur at the offices of Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m., New York City time, at a closing (the "CLOSING") on May 15, 1996 or on such other Business Day thereafter on or prior to May 31, 1996 as may be agreed upon by the Company and you. At the Closing the Company will deliver to you the Notes

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to be purchased by you in the form of a single Note (or such greater number of
Notes in denominations of at least $100,000 as you may request as specified in Schedule A) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 3050008253 at Capital Bank, 1221 Brickell Avenue, Miami, Florida, ABA number 0067008414. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

                  Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.     REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company in this Agreement and the Pledge Agreement shall be correct when made and at the time of the Closing.

4.2.     PERFORMANCE; NO DEFAULT.

                  The Company shall have performed and complied with all agreements and conditions contained in this Agreement and the Pledge Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.13) no Default or PTN Event of Default shall have occurred and be continuing.

4.3.     COMPLIANCE CERTIFICATES.

                  (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Pledge Agreement.

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4.4.     OPINIONS OF COUNSEL.

                  You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Milbank, Tweed, Hadley & McCloy, counsel for the Company, substantially in the form of Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (B) from Hebb & Gitlin, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.     PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                  On the date of the Closing your purchase of Notes shall (I) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (II) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (III) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.     COLLATERAL PLEDGE AND ACCOUNT AGREEMENT.

                  Contemporaneously with the Closing, you, the Company and the Collateral Agent shall execute and deliver a Collateral Pledge and Account Agreement in substantially the form of Exhibit 4.6 hereto, and the Company shall have directed the Trustee to make all payments due under the Subordinated Certificates directly to the Collateral Agent until the Trustee shall receive notice from the Collateral Agent that all of the Secured Obligations have been paid in full.

4.7.     PAYMENT OF SPECIAL COUNSEL FEES.

                  Without limiting the provisions of Section 17.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such

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counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.     PRIVATE PLACEMENT NUMBER.

                  A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.     CHANGES IN CORPORATE STRUCTURE.

                  The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.  PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.11.  CONSENTS.

                  The consent and Tax Opinion required by Section 6.03(c) of the Pooling and Servicing Agreement with respect to the pledge of the Subordinated Certificates, which consent shall be in substantially the form of Exhibit 4.11, shall have been received by the Company.

4.12.  RATING.

                  The Notes shall have received an investment grade rating from Fitch Investors Service, L.P., Duff & Phelps Rating Co., Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:

5.1.     ORGANIZATION; POWER AND AUTHORITY.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of its

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jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the Pledge Agreement and to perform the provisions hereof and thereof.

5.2.     AUTHORIZATION, ETC.

                  This Agreement, the Notes and the Pledge Agreement have been duly authorized by all necessary corporate action on the part of the Company, and each of this Agreement and the Pledge Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (I) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (II) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.     DISCLOSURE.

                  None of this Agreement, the Pledge Agreement or any written statement furnished by or on behalf of the Company to you in connection with the negotiation of the sale of the Notes contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Company that the Company has not disclosed to you in writing that has had or, so far as the Company can now reasonably foresee, will have a Material Adverse Effect.

5.4.     SUBSIDIARIES AND AFFILIATES.

                  The Company has no Subsidiaries. Schedule 5.4 contains complete and correct lists (I) of the Company's Affiliates, and (II) of the Company's directors and senior officers.

5.5.     FINANCIAL STATEMENTS.

                  The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5. All of said financial statements (including in each case the

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related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto.

5.6.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by the Company of this Agreement, the Notes and the Pledge Agreement will not (I) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Lien created pursuant to the Pledge Agreement) in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its respective properties may be bound or affected, including, without limitation, the Subordinated Certificate Documents, (II) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (III) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

5.7.     GOVERNMENTAL AUTHORIZATIONS, ETC.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8.     LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) The Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority, which default or violation,

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individually or in the aggregate, could reasonably be expected to have a
Material Adverse Effect.

5.9.     TAXES.

                  The Company has filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (I) the amount of which is not individually or in the aggregate Material or (II) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of Federal, state or other taxes for all fiscal periods are adequate based on GAAP.

5.10.  TITLE TO PROPERTY.

                  The Company has good and sufficient title to the Subordinated Certificates free and clear of Liens prohibited by this Agreement.

5.11.  COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer

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Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The execution and delivery of this Agreement and the Pledge Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is prohibited under section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.11(d) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

                  (e) The ERISA Disclosure Document, a copy of which has been delivered to you, identifies (i) all ERISA Affiliates of the Company and (ii) each "employee benefit plan" (as defined in section 3 of ERISA) and each "plan" (as defined in section 4975(e)(1) of the Code) maintained by the Company or any ERISA Affiliate thereof.

5.12.  PRIVATE OFFERING BY THE COMPANY.

                  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you and not more than 10 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.13.  USE OF PROCEEDS; MARGIN REGULATIONS.

                  The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.13. No part of the proceeds from the sale of the Notes hereunder will be used,

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directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute any of the value of the consolidated assets of the Company and the Company does not have any present intention that margin stock will constitute any of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.14.  EXISTING INDEBTEDNESS; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.14 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of the date of this Agreement, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Indebtedness of the Company. The Company is not in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in Schedule 5.14, the Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 12.3.

5.15.  STATUS UNDER INVESTMENT COMPANY ACT.

                  The Company is not subject to regulation under the Investment Company Act of 1940, as amended.

5.16.  CERTAIN AMENDMENTS.

                  Schedule 5.16 is a complete list of the amendments to the Pooling and Servicing Agreement and to the three Series Supplements, as of the date of execution and delivery of this Agreement.

6.       REPRESENTATIONS OF THE PURCHASER.


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6.1.     PURCHASE FOR INVESTMENT.

                  You represent that you are purchasing the Notes for your own account, or for the account of one or more separate accounts maintained by you, for investment and with no present intention of distributing the Notes or any part thereof, but without prejudice to your right at all times to (I) sell or otherwise dispose of all or any part of the Notes in compliance with the Securities Act and (II) have control over the disposition of all of your assets to the fullest extent required by any applicable insurance law. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.     SOURCE OF FUNDS.

                  (a) You represent, in connection with your acquisition and holding of the Notes in the principal amount specified opposite your name in Schedule A and solely for purposes of determining whether such acquisition is a "prohibited transaction" (as provided for in section 406 of ERISA or section 4975 of the Code), that:

                           (i) no part of the funds used by you for the purchase
                  of such Notes directly or indirectly constitutes, or may be deemed to be, "plan assets" (as defined in United States Department of Labor Regulation Section 2510.3-101) ("Plan Assets") and such Notes shall not constitute or be deemed to be Plan Assets; or

                      (ii) you are an insurance company, the funds to be used by you for the purchase of such Notes constitute the assets of an "insurance company general account" (as such term is defined in United States Department of Labor Prohibited Transaction Exemption 95-60) and the purchase of such Notes meets the requirements for such exemption; or

                     (iii) you are an insurance company, the funds to be used by you for the purchase of such Notes constitute the assets of an "insurance company pooled separate account" (as such term is defined in United States Department of Labor Prohibited Transaction Exemption 90-1) and the purchase of such Notes meets the requirements for such exemption; or

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

                      (iv) you are a bank, the funds to be used by you for the
                  purchase of such Notes constitute the assets of a "collective investment fund" (as such term is defined in United States Department of Labor Prohibited Transaction Exemption 91-38) and the purchase of such Notes meets the requirements for such exemption; or

                      (v) you are a "Qualified Professional Asset Manager" (as
                  such term is defined in United States Department of Labor Prohibited Transaction Exemption 84-14) and the purchase of such Notes meets the requirements for such exemption; or

                      (vi) you are an "In-House Asset Manager" (as such term is
                  defined in United States Department of Labor Prohibited Transaction Exemption 96-23) and the purchase of such Notes meets the requirements for such exemption.

                  (b) It is understood that, in making the representation set out in clause (a)(ii) of this Section 6.2, if applicable, the Initial Holder is relying on the representation of the Company set forth in Section 5.11(e).

6.3.     NO BANKRUPTCY PETITION.

                  You hereby agree with and covenant to the Company that you shall not commence, initiate or cause to be initiated any proceeding provided for by any Debtor Relief Law against the Company or any property of the Company.

6.4.     VOTING OF SENIOR CERTIFICATES.

                  You hereby agree, for the benefit of the holders from time to time of the Senior Certificates for any Series of which a Subordinated Certificate is a class, that as long as you or any of your Affiliates holds any interest in a Note, you and all of your Affiliates will (at the request of any other holder of a Senior Certificate) vote in favor of declaring that an "Early Amortization Event" has occurred pursuant to the Pooling and Servicing Agreement at any time at which you (and/or your Affiliates) are entitled to so vote as holders of Senior Certificates. Any subsequent holder of a Note shall be deemed (by its acceptance of such Note) to have agreed to vote (and to cause its Affiliates to vote) in such manner to the extent so requested and so entitled.

7.        INFORMATION AS TO COMPANY.

7.1.      FINANCIAL AND BUSINESS INFORMATION.

                  The Company shall deliver or cause to be delivered to each holder of Notes that is an Institutional Investor:

                  (a) COMPANY QUARTERLY STATEMENTS -- within forty-five days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

                      (i) a balance sheet of the Company as at the end of such
                  quarter, and

                     (ii) statements of operations, stockholders' equity and
                  cash flows of the Company for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

         setting forth in each case in comparative form the figures for the corresponding periods in the immediately preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and accompanied by a certificate signed by a principal financial officer of the Company stating that such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and have been prepared in accordance with GAAP;

                  (b) COMPANY ANNUAL STATEMENTS -- within ninety days after the end of each fiscal year of the Company, duplicate copies of

                      (i) a balance sheet of the Company as at the end of such
                  year, and

                      (ii) consolidated statements of operations, stockholders'
                  equity and cash flows of the Company for such year,

         setting forth in each case in comparative form the figures for the previous year and accompanied by a certificate signed by a principal financial officer stating that such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and have been prepared in accordance with GAAP;

                  (c) NOTICE OF DEFAULT, PTN EVENT OF DEFAULT OR INTEREST DEFICIENCY AND CERTAIN OTHER EVENTS -- promptly, and in any event within five days, after a Responsible Officer becoming aware of the existence of any Default, PTN Event of Default or Interest Deficiency or that any Person has given any notice or taken any action with respect to a claimed default hereunder or under the Pledge Agreement, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto and promptly, and in any event within five days, after a Responsible Officer becoming aware of the existence of any PTN Accumulation Event or PTN Early Amortization Event, a written notice thereof;

                  (d) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, which could reasonably be expected to have a Material Adverse Effect and for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (e) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (f) SETTLEMENT STATEMENT AND ACCOUNT BALANCE -- copies of "Settlement Statements" delivered by the Servicer to the Trustee covering each Series of which a Subordinated Certificate is a class and, so long as a PTN Accumulation Event has occurred and is continuing, a monthly notice stating the amount of funds, if any, then on deposit in the PTN Accumulation Account; and

                  (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

                  The Company covenants to furnish or cause to be furnished promptly upon the request of a holder of a Note, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, Rule 144A Information (as defined below) to such holder or to a prospective transferee of a Note or interests in such Note designated by such holder, as the case may be, in connection with the resale pursuant to Rule 144A of such Note or such interests by such holder; PROVIDED, HOWEVER, that the Company shall not be required to furnish such information in connection with any request made after the date which is the earlier to occur of (a) the date three years after the later to occur of (i) the date of the Closing and (ii) the date such Note (or any Predecessor Note) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 or (b) the date on which the Notes have been sold pursuant to an effective registration statement filed with the Securities and Exchange Commission. "Rule 144A Information" shall mean the information specified in Rule 144A(d)(4)(i) and (ii) under the Securities Act.

7.2.      OFFICER'S CERTIFICATE.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section (a) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or a PTN Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.      INSPECTION.

                  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) NO DEFAULT -- if no Default, PTN Event of Default or Interest Deficiency then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) DEFAULT -- if a Default, PTN Event of Default or
         Interest Deficiency then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be requested.

8.       PREPAYMENT OF THE NOTES.

8.1.     OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

                  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.1 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.2), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Any repayment of principal of the Notes made prior to August 29, 1999 shall be deemed to be an optional prepayment under this Section
8.1 for purposes of such Make-Whole Amount and such certificate of a Senior Financial Officer.

8.2.      ALLOCATION OF PARTIAL PREPAYMENTS.

                  In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.3.      MATURITY; SURRENDER, ETC.

                  In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.4.      PURCHASE OF NOTES.

                  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.5.      MAKE-WHOLE AMOUNT.

                  The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero, and PROVIDED, FURTHER, that in calculating any Make-Whole Amount it shall be assumed that the scheduled due date for all Called Principal is August 29, 1999. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1 or has become or been declared to be immediately due and payable pursuant to Section 14.1, as applicable.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (I) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Life of such Called Principal as of such

         Settlement Date, or (II) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (A) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (B) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Life.

                  "REMAINING LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1 or 14.1, as applicable.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.1 or has become or been declared to be immediately due and payable pursuant to Section 14.1, as applicable.

9.       INTEREST PAYMENTS.

                  (a) Accrued Interest on the Notes is due and payable on each Interest Payment Date and shall be paid in accordance with the terms of the Pledge Agreement. If on any Interest Payment Date such accrued interest is not paid in full (to the extent not fully paid, an "INTEREST DEFICIENCY"), such unpaid amounts of interest shall accrue interest at the default rate specified in the Notes and such unpaid interest and interest thereon shall be payable in accordance with the terms of the Pledge Agreement.

                  (b) Notwithstanding anything to the contrary in this Agreement or the Notes, the obligations of the Company to any holder of any Note in respect of interest on the Notes shall be payable solely from distributions paid to the Collateral Agent (or the Company) in respect of the Subordinated Certificates in accordance herewith and the Collateral in accordance with the terms hereof and of the Pledge Agreement and the holders of Notes shall not look to any other property or assets of the Company in respect of such obligations, and such obligations shall not constitute a claim against the Company to the extent that such distributions and Collateral are insufficient to pay in full such obligations.

                  (c) It is understood that no Default or PTN Event of Default shall occur as a result of the failure of the Company to pay accrued interest on the Notes unless distributions on the Subordinated Certificates or amounts on deposit in the PTN Accumulation Account are available for the payment thereof in accordance with the terms of the Pledge Agreement.

10.      PRINCIPAL PAYMENTS.

                  (a) Principal on the Notes is payable by the Company on any day on which the Collateral Agent (or the Company) receives distributions in respect of principal on the Subordinated Certificates, whether by reason of a distribution of Principal Collections (as defined in the Pooling and Servicing Agreement) during an Amortization Period (as defined in the Pooling and Servicing Agreement) pursuant to the applicable Series Supplement or by reason of a distribution of liquidation proceeds on any Series Termination Date (as defined in the applicable Series Supplement) pursuant to Section 12.02(c) of the Pooling and Servicing Agreement. On any such day, the Company shall pay to the holders of Notes pro rata an aggregate amount equal to the lesser of (x) the amount of such distribution and (y) the aggregate amount of principal of the Notes then outstanding. In addition, the principal of the Notes shall be repaid as provided in the Pledge Agreement. All remaining outstanding principal of the Notes, together with interest accrued and unpaid thereon, shall be due and payable on the Final Maturity Date.

                  (b) Notwithstanding anything to the contrary in this Agreement or the Notes, the obligations of the Company to any holder of any Note in respect of principal on and Make-Whole Amount, if any, in respect of the Notes shall be payable solely from distributions received by the Company in respect of the Subordinated Certificates and the Collateral and the holders of Notes shall not look to any other property or assets of the Company in respect of such obligations, and such obligations shall not constitute a claim against the Company to the extent that such distributions and the Collateral are insufficient to pay in full such obligations.

11.      AFFIRMATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

11.1.  COMPLIANCE WITH LAW.

                  The Company will comply with all laws, ordinances or governmental rules or regulations to which it is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

11.2.  PAYMENT OF TAXES AND CLAIMS.

                  The Company will file all tax returns required to be filed in any jurisdiction and pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company.

11.3.  CORPORATE EXISTENCE, ETC.

                  The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

11.4.  SEPARATE BUSINESS.

                  The Company will not permit its assets to be commingled with those of Factors, Holding or any of their Affiliates, the Company shall maintain separate corporate records and books of account from those of Factors, Holding and their Affiliates, and the Company shall conduct its business from an office separate from that of Factors, Holding and their Affiliates. The Company will conduct its business solely in its own name and will cause Factors, Holding and their Affiliates to conduct their business solely in their own names so as not to mislead others as to the identity with which those others are concerned. The Company will provide for its own operating expenses and liabilities from its own funds, except that the organizational expenses of the Company may be paid by Holding. The Company will not hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of Factors, Holding or any of their Affiliates, and the Company shall cause Factors, Holding and their Affiliates not to hold themselves out, or permit themselves to be held out, as having agreed to pay, or as being liable for, the debts of the Company. The Company will maintain an arm's length relationship with Factors, Holding and their Affiliates with respect to any transactions between the Company, on the one hand, and Factors, Holding or their Affiliates, on the other. The Company will not permit Factors or Holding to be involved with its "day-to-day" management and will not provide for or allow to exist an agency relationship between the Company and Factors or Holding, other than Factors' obligations as Servicer under the Pooling and Servicing Agreement. The Company shall at all times maintain at least one director who shall not be an officer, director, employee or 10% or greater stockholder of Factors, Holding or any affiliate of Factors or Holding, which independent director's vote shall be required for all fundamental changes and material policy decisions of the Company, including the filing for relief under any bankruptcy or insolvency laws. The Company's financial statements shall reflect the separate corporate existence of the Company. The Company will conduct its business in an independent manner so that its assets should not be substantively consolidated with the assets, or deemed to be part of the bankruptcy estate, of any other entity by a court adjudicating the bankruptcy or insolvency of such other entity.

11.5.  CERTAIN CONSENTS.

                  The Company will cause the same consent provided for in the consent delivered pursuant to Section 4.11 to be included in the terms of any new series of Senior Certificates issued after the execution and delivery of this Agreement.

12.      NEGATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

12.1.  TRANSACTIONS WITH AFFILIATES.

                  The Company will not enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in compliance with the Company's Certificate of Incorporation and By-Laws and upon fair and reasonable terms no less favorable to the Company than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

12.2.  MERGER, CONSOLIDATION, ETC.

                  The Company shall not consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person.

12.3.  LIENS OR DISPOSALS.

                  The Company will not (except pursuant to the Pledge Agreement) sell, transfer, assign, exchange, pledge or otherwise convey any Subordinated Certificate or any interest represented thereby or any other Collateral unless
(i) each holder of a Note then outstanding shall, in its sole discretion have consented to such transfer, assignment, exchange, pledge or conveyance and (ii) such transfer, assignment, exchange, pledge or conveyance is in compliance with the Subordinated Certificate Documents.

12.4.  RESTRICTED PAYMENTS; INVESTMENTS.

                  At any time when a Default, PTN Event of Default, Interest Deficiency, PTN Accumulation Event or PTN Amortization Event shall have occurred and be continuing, the Company shall not (I) purchase or redeem any shares of its capital stock, (II) declare or pay any Dividend or set aside any funds for any such purpose (other than in shares of capital stock) or (III) lend or advance any funds or make any other investment except in connection with a Permitted Obligation and except that the Company may purchase Additional Subordinated Certificates.

12.5.  INCURRENCE OF INDEBTEDNESS.

                  The Company shall not (I) create, incur or permit to exist, any Indebtedness or liability or (II) cause or permit to be issued for its account any letters of credit or bankers' acceptances, except for (W) Permitted Obligations, (X) any Indebtedness or liabilities incurred pursuant to or in connection with this Agreement or the Notes, (Y) indebtedness or other expense to its professional advisors and its counsel, and (Z) other indebtedness and expenses on account of incidentals or services supplied or furnished to the Company in the ordinary course of its business in compliance with its Certificate of Incorporation and By-Laws. Notwithstanding the foregoing sentence, the Company may purchase Additional Subordinated Certificates after the date of this Agreement pursuant to the Pooling and Servicing Agreement.

12.6.  MODIFICATION OF, AND RIGHTS UNDER, CERTAIN DOCUMENTS.

                  The Company will not, without the consent of the Required
Holders: (I) consent to any modification, supplement or waiver of any of the provisions of any Subordinated Certificate Document or any agreement, instrument or other document evidencing or relating to a Permitted Obligation (except for necessary conforming changes to the Administrative Services Agreement in connection with a purchase of certificates permitted by Sections 12.4 and 12.5) or (II) in its capacity as holder of a Subordinated Certificate give any other direction to the Trustee, or (III) modify Articles THIRD, NINTH, TENTH, or ELEVENTH of its Certificate of Incorporation or (IV) modify Articles XI or XIII of its By-Laws.

12.7.  SUBSIDIARIES.

                  The Company will have no Subsidiaries.

13.      PTN EVENTS OF DEFAULT.

                  A "PTN EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal of any Note when the same becomes due and payable at a date described in
         Section 10 or the Notes or at a date fixed for prepayment or the Company defaults in the payment of any Make-Whole Amount in respect of any Note when the same becomes due and payable; or

                  (b) subject to the provisions of Section 9(c), the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable pursuant to
         Section 9 or the Notes; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Sections 12.3 through 12.6; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 13) or in the Pledge Agreement and such default is not remedied within 30 days after the earlier of (I) a Responsible Officer obtaining actual knowledge of such default and (II) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 13); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or the Pledge Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) the Company voluntarily seeks, consents to or acquiesces in the benefit or benefits of any Debtor Relief Law or becomes a party to (or is made the subject of or any of their respective property is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as creditor or claimant, and in the event such proceeding is involuntary, the petition instituting same is not dismissed within 60 days of its filing; or the Transferor shall become unable for any reason, or shall otherwise fail, to transfer "Advances" or "Receivables" to the Trustee for the benefit of the Certificateholders from time to time in accordance with the provisions of the Pooling and Servicing Agreement (as such terms are defined therein), or Capital Factors, Inc. shall become unable for any reason, or shall otherwise fail, to sell "Advances" or "Receivables" to the Transferor in accordance with the provisions of the Contribution and Sale Agreement (as such terms are defined therein);

                  (g) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company and which judgments are not, within

         60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (h) if (I) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (II) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (III) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (IV) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (V) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (VI) the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 13(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

14.      REMEDIES ON DEFAULT, ETC.

14.1.  ACCELERATION.

                  (a) If a PTN Event of Default with respect to the Company described in paragraph (f) of Section 13 has occurred at any time when no Senior Certificates are outstanding, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other PTN Event of Default has occurred and is continuing at any time when no Senior Certificates are outstanding, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any PTN Event of Default described in paragraph (a) or
(b) of Section 13 has occurred and is continuing at any time when no Senior Certificates are outstanding, any holder or holders of Notes at the time outstanding affected by such PTN Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                  Upon any Notes becoming due and payable under this Section 14.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon and the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

14.2.  OTHER REMEDIES.

                  Subject to Section 6.3, if any Default or PTN Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 14.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

14.3.  RESCISSION.

                  At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 14.1, the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (A) the Company has paid all overdue interest on the Notes and all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (B) all PTN Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (C) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 14.3 will extend to or affect any subsequent PTN Event of Default or Default or impair any right consequent thereon.

14.4.  NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 17, the Company will pay (but solely from and to the extent of distributions on the Subordinated Certificates received by the Collateral Agent (or the Company) and then on hand or from the Collateral) to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 14, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

14.5.  LIMITED RECOURSE TO THE COMPANY.

                  Notwithstanding anything to the contrary contained in this Agreement or the Notes, the recourse by any holder of any Note hereunder and under such Note to the Company for payment of amounts due or obligations owed to such holder hereunder or under such Note shall be limited solely to distributions received by the Collateral Agent or the Company in respect of interest or principal on the Subordinated Certificates and the Collateral, and none of (A) the Company, (B) any Person owning, directly or indirectly, any legal or beneficial interest in the Company, or (C) any partner, principal, officer, controlling person, beneficiary, trustee, shareholder, employee, agent, affiliate or director of any Person described in clause (A) or (B) above shall be personally liable for the payment of the Note or performance of any obligation hereunder and under the Note; PROVIDED, HOWEVER, that the foregoing shall not impair the right of such holder to exercise or enforce any rights or remedies in and to such distributions or the Collateral upon the occurrence of a default in the Company's repayment obligations hereunder and under the Note, but such rights and remedies with respect to the Subordinated Certificates shall be exercised only in accordance with the terms of the Pledge Agreement.

15.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

15.1.  REGISTRATION OF NOTES.

                  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

15.2.  TRANSFER AND EXCHANGE OF NOTES.

                  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2(a). The Company will, upon the request of any proposed transferee, deliver to it an ERISA Disclosure Document, in which case it shall be understood that, in making the representation set forth in Section 6.2(a), such transferee shall be relying on the representation of the Company set forth in Section 5.11(e).

15.3.  REPLACEMENT OF NOTES.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, the original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

16.      PAYMENTS ON NOTES.

16.1.    PLACE OF PAYMENT.

                  Subject to Section 16.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bankers Trust Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

16.2.  HOME OFFICE PAYMENT.

                  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Company will direct the Collateral Agent to pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company and the Collateral Agent in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 16.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 15.2. The Company will afford the benefits of this Section 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 16.2.

17.  EXPENSES, ETC.

17.1.  TRANSACTION EXPENSES.

                  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel) incurred by you and each holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the Pledge Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (A) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Pledge Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the Pledge Agreement, or by reason of being a holder of any Note, and (B) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the Pledge Agreement. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

17.2.  SURVIVAL.

                  The obligations of the Company under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this

Agreement, the Notes or the Pledge Agreement, and the termination of this Agreement and the Pledge Agreement.

18.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or the Pledge Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Pledge Agreement embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

19.      AMENDMENT AND WAIVER.

19.1.  REQUIREMENTS.

                  This Agreement, the Notes and the Pledge Agreement may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (A) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 23 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (B) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (I) change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (II) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (III) amend any of Sections 8, 9, 10, 13(a), 13(b), 14, 19 or 22.

19.2.  SOLICITATION OF HOLDERS OF NOTES.

                  (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

19.3.  BINDING EFFECT, ETC.

                  Any amendment or waiver consented to as provided in this
Section 19 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default, PTN Event of Default or Interest Deficiency not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

19.4.  NOTES HELD BY COMPANY, ETC.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or the Pledge Agreement, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

20.      NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (A) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (C) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                 (iii)     if to the Company, to the Company at
         P.O. Box 407155, Fort Lauderdale, Florida 33340-7155, telecopy no.: 954-497-3136, to the attention of the President, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 20 will be deemed given only when actually received.

21.      REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (A) consents, waivers and modifications that may hereafter be executed, (B) documents received by you at the Closing (except the Notes themselves), and (C) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 21 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

22.      CONFIDENTIAL INFORMATION.

                  You agree that any information furnished to you by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or an Affiliate of the Company will be held in confidence and not disclosed, all in accordance with and pursuant to your current procedures and practices for maintaining the confidentiality of similar "confidential" information (provided that such information neither (y) was previously publicly known, or otherwise known to you, at the time of disclosure nor (z) subsequently became publicly known other than through any act or omission by you), provided that you may disclose the aforesaid information (i) to your officers, directors, trustees, internal counsel, internal investment advisers and employees (and the officers, directors, trustees, internal counsel, internal investment advisers and employees of any parent or holding company, if any, and of any other of your affiliates) in the ordinary course of their duties; (ii) when required by law or regulation or to the extent necessary to comply with any summons, subpoena or notice of discovery or in connection with any litigation or legal proceeding or in connection with any formal or informal governmental investigative demand;
(iii) to the extent necessary to comply with the request of, or as otherwise customarily disclosed to, any regulatory body having (or claiming to have) jurisdiction over you, to the United States National Association of Insurance Commissioners or similar organizations or their successors; (iv) to your independent auditors and accountants, counsel and other professional advisers (or the independent auditors and accountants, counsel and other professional advisers of your parent or holding company, if any, and of any other of your affiliates) in the ordinary course of their respective duties, provided that they consent to the provisions of this Section; (v) as may be required or appropriate in connection with (a) the enforcement of your rights under the Notes and this Agreement or (b) any contemplated transfer of any Notes owned by you (provided that any potential transferee agrees to be bound by the provisions of this Section); and (vi) to any other holder of a Note or the Collateral Agent.

23.      SUBSTITUTION OF PURCHASER.

                  You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 23), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 23), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

24.      MISCELLANEOUS.

24.1.  SUCCESSORS AND ASSIGNS.

                  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

24.2.  PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

24.3.  SEVERABILITY.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

24.4.  CONSTRUCTION.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

24.5.  COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

24.6.  GOVERNING LAW.

                  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                              Very truly yours,

                                              CF ONE, INC.

                                              By /s/ J. Michael Stanley
                                                 -------------------------
                                                 Name: J. Michael Stanley
                                                 Title: SR. VICE PRESIDENT

The foregoing is hereby
  agreed to as of the
  date thereof.

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By CIGNA Investments, Inc.

   By /s/ Keith A. Gollenberg
      -------------------------
      Name: KEITH A. GOLLENBERG
      Title: VICE PRESIDENT